Exhibit 11.1
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SECURITIES TRADING POLICY OF SUZANO S.A.

1.PURPOSE

1.1The purpose of this Policy is to establish guidelines and procedures to be observed by the Company and by Individuals Subject to the Policy (as defined below), for trading Securities issued by the Company or referenced therein, pursuant to CVM Resolution No. 44/21, as amended.

1.2This Policy is in accordance with the following basic principles:

(a)Compliance with current legislation and regulations issued by CVM and SEC;
(b)Commitment to best corporate governance practices; and
(c)Transparency and fairness of approach.

1.3The trading of shares or other securities issued by the Company or referred to by the Individuals Subject to the Policy must be based on principles of transparency, fairness and ethics.

2.INDIVIDUALS SUBJECT TO THE POLICY

2.1The following individuals ("Individuals Subject to the Policy") are obliged to observe the rules and guidelines established in this Policy:

(a)the Company;

(b)the Controlling Shareholders;

(c)the Directors, members of Other Company Bodies, including those who leave the management and Other Company Bodies for a period of three months from the date of removal;

(d)Relevant Employees; and

(e)Suppliers and Service Providers.

2.2The people indicated in items "b", "c", "d", and "e" above shall, at the time of their hiring, election, promotion or transfer, sign the Term of Acceptance, by which they will declare they are aware of all the terms of this Policy and are obligated to comply with them.

2.2.1The Term of Acceptance must remain filed at the Company’s headquarters while its signatory maintains a bond with the Company and for a minimum of five (5) years after its termination.

2.3Alternatively to the signature of the Term of Acceptance provided for in item 2.2 above, as a guarantee of compliance with all the terms contained in this Policy, it will be possible to enter into an agreement of confidentiality and non-trading of Securities with the Suppliers and Service Providers mentioned in the sub-item "e" above. In case of Suppliers and Service Providers acting in a profession subject to rules of confidentiality and professional secrecy, in accordance with the standards applicable to the exercise of the profession, the execution of a confidentiality agreement may be waived at the Company’s discretion.

Exhibit 11.1
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(a)The Company may, upon discretionary management of the Policy, request that other persons not expressly referred to in item 2.1. above, but who may have knowledge of an Inside Information not yet disclosed to the market to enter into a Term of Acceptance and/or a confidentiality agreement and non-trading of Securities.

(b)The individuals indicated in subitems "b", "c" and "d" above shall ensure that the Policy is observed by the respective Spouses, Partners or Dependents. For the purposes of the Policy, the trading conducted by the Spouses, Partners or Dependents shall be deemed performed by the Individuals Subject to the Policy to which they are related.

(c)The assumptions, prohibitions and communication obligations set forth in this Policy apply to the trading conducted (i) inside or outside the regulated market environments of Securities; (ii) directly or indirectly, whether through controlled companies or through third parties with whom a trust agreement or portfolio or management is maintained; (iii) by itself or third parties; (iv) trading carried out by the respective Spouses, Partners or Dependents of individuals indicated in sub-items "b", "c" and "d" above; and (v) lease transactions of Securities issued by the Company by Individuals Subject to the Policy, subject to the provisions of item 8 below.

2.6.1. For the purposes of the provisions of item 2.6, the trading made by investment funds of which the Individuals Subject to the Policy are quotaholders is not considered to be indirect trading or by third parties, provided that the trading decisions of the director or fund manager cannot be influenced by the quotaholders.

2.3.1DEFINITIONS

3.1.    Whenever used in this Policy, capitalized terms shall have, both the singular and the plural, the following meanings:

Controlling Shareholder(s): shareholder or group of shareholders that exercises, directly or indirectly, the Controlling Power of the Company, even though not bound by a shareholders’ agreement.

Directors: members of the Board of Directors and Statutory Management.

Material Act or Fact: has the meaning assigned to it in item 4 of this Policy.

B3: B3 S.A. - Brasil, Bolsa, Balcão.

Relevant Employees: any employee, regardless of the position, function or title exercised in the Company, Controlling Shareholders, Associated Companies, or Subsidiaries, be aware of, or may become aware of, a Material Act or Fact on the Company’s social businesses not yet disclosed to the market, or also regarding the Company’s quarterly and annual financial statements that have not yet been disclosed to the market.

Associated Companies: companies in which the Company has significant influence, under the terms of the Brazilian Corporate Law.

Company: Suzano S.A.

Spouse, Partner or Dependent: spouses or partners and/or any other dependent included in the annual income tax return.

Subsidiaries: companies in which the Company holds the Controlling Power.

Exhibit 11.1
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CVM: Brazilian Securities and Exchange Commission.

Other Company Bodies: Members and their respective alternates, when applicable, of the Non-Statutory Executive Board of Officers, Audit Board, Statutory Audit Committee, Advisory committees of the Board of Directors and any other bodies with technical or advisory functions, created or to be created by the Company, by statutory provision or by any of the other Management Bodies referred to herein.

Non-Statutory Officers: those officers who hold senior positions in the Company’s management, but who do not have a statutory position, including, but not limited to, the Functional Officers.

Market Management Entities: stock exchanges and, if applicable, entities of the organized over-the- counter market on which the Company’s securities are or will be admitted to trading, as applicable, in Brazil or abroad.

Suppliers and Service Providers: all individuals or legal persons that have a commercial, professional or trust relationship with the Company, such as independent auditors, consultants, financial institutions, securities analysts, distribution system institutions, advisors, lawyers, accountants, outsourced workers and suppliers contracted by the Company, its Subsidiaries or Associated Companies, who are aware of, or may become aware of a Material Act or Fact not yet disclosed to the market or, also, regarding the Company’s quarterly and annual financial statements which have not yet been released to the market.

Inside Information: information related to Material Act or Fact until it is disclosed to regulatory agencies, Market Management Entities and other similar entities, and simultaneously to shareholders and investors in general. It is also considered as inside information those related to the quarterly or annual financial statements not yet disclosed to the market.

“Brazilian Corporation Law”: means Law No. 6,404 of December 15, 1976, as amended.

Private Trading: transactions that take place outside the Market Management Entities and the organized over-the-counter market.

Blocking Periods: has the meaning assigned to it in item 5.2 of this Policy.

Individuals Subject to the Policy: individuals identified in the item 2.1. above.

Controlling Power: power effectively used to direct social activities and guide the operation of the Company’s bodies, directly or indirectly, de facto or de jure. There is a relative presumption of control held by a shareholder or group of Shareholders that holds an equity interest which have assured the absolute majority of the votes among the shareholders attending to the last three of the Company’s’ general meetings, even if not actually holding an absolute majority of the total voting shares.

Policy: means the present Securities Trading Policy of Suzano S.A.

Individual Investment Program: has the meaning assigned to it in item 7 of this Policy.

CVM Resolution No. 44/21: means CVM Resolution No. 44, dated as of August 23, 2021, as amended.

SEC: Securities and Exchange Commission of the United States of America.

Exhibit 11.1
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Term of Acceptance: term of acceptance to the Policy is the document to be signed pursuant to article 17, paragraph 1, of CVM Resolution No. 44/21, according to the model appearing in Annex 1. Securities: any assets that, by law, are deemed to be security issued by the Company or referring to them, including shares, debentures, subscription bonuses, receipts and subscription rights, promissory notes issued by the Company, call or put options, indices and derivatives of any kind, any other securities or collective investment agreements, agribusiness receivables certificates backed by corporate debts of the Company, and any securities convertible into shares and certificates of deposit of shares issued in Brazil and abroad, such as the American Depositary Receipts - (ADRs). The defined term “Securities” also covers those assets referring to Securities of Subsidiaries, Associated Companies or Parent Companies, when expressly mentioned in the terms of the Policy.

2.3.2DEFINITION OF MATERIAL ACT OR FACT

(a)For the purposes of this Policy, in accordance with the provisions of CVM Resolution No. 44/21, a Material Act or Fact is any decision of Controlling Shareholders, resolution of the General Meeting or of the Company’s Management Bodies, or any other act or fact of a political- administrative, technical, business or economic-financial nature occurred or related to its business that could influence in a measurable way:

2.3.1at the value of the Securities issued by the Company or referenced thereto;
2.3.2in the decision of investors to buy, sell or hold such Securities; or
2.3.3in the decision of the investors to exercise any rights inherent to the condition of holder of Securities.

◦Subject to the above definition and the provisions in item 4.1.2 below, there are examples of potentially Material Act or fact, among others, the following:

▪signing of an agreement or contract to transfer the Company’s share control, even if under suspensive or resolutive condition;
▪change in the control of the Company, including by means of execution, amendment or termination of shareholders’ agreement;
▪entering, amendment or termination of a shareholder’s agreement in which the Company is a party or intervener, or that has been recorded in the Company’s own book;
▪entry or exit of a member that maintains, with the Company, an operational, financial, technological or administrative agreement or employment;
▪authorization for trading the Securities issued by the Company in any market, national or foreign;
▪decision to promote the cancellation of the Company’s registration as a publicly-held company;
▪merger or spin-off involving the Company or related companies;
▪transformation or dissolution of the Company;
▪change in the composition of the Company’s equity;
▪change in accounting criteria;
▪renegotiation of debts;
▪approval of the share call option plan;
▪change in the rights and advantages of the Securities issued by the Company;
▪share splitting or reverse splitting or bonus allocation;
▪acquisition of Securities of the Company to remain in treasury or cancellation, and disposal of Securities thus acquired;
▪profit or loss of the Company and the allocation of cash proceeds;
▪execution or termination of the agreement, or failure to carry out the agreement, when the expectation of realization is of public knowledge;
▪approval, change or withdrawal of project or delay in its implementation;
▪beginning, resumption or shutdown of the manufacture or sale of the product or of the provision of service;
▪discovery, change or development of technology or resources of the Company;
▪change of projections disclosed by the Company; and

Exhibit 11.1
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▪request for judicial or extrajudicial restructuring, application for bankruptcy or filing of a lawsuit, administrative or arbitration proceedings that may affect the Company’s economic and financial situation.

4.1.2.    As provided for in the Company’s Policy of Disclosure of Material Act or Fact, it is clarified that, in any case, the events to be disclosed as Material Act or Fact must have their materiality analyzed in the context of ordinary activities, considering the size of the Company, its Subsidiaries and Associated Companies, as well as previously disclosed information, so that the weighting on the evaluation of the concept of Inside Information is not made in abstract form, thus avoiding the trivialization of the disclosure of Material Acts or Facts, damaging the quality of the analysis, by the market, of the Company’s prospects.

2.3.4TRADING PROHIBITION PERIODS

(a)Prohibition of trading when pending disclosure of a Material Act or Fact: Individuals Subject to the Policy may not trade Securities of the Company, Subsidiaries and Associated Companies (in these two last cases, provided that they are publicly-held companies) from the date they become aware of the information related to the Material Act or Fact until the disclosure to the market of the respective Material Act or Fact.

◦The prohibitions provided for above do not apply to the (i) acquisition cases, through private trading of shares held in treasury resulting from the exercise of a call option in accordance with the call option plan approved by a general meeting or when it involves the granting of shares to directors, employees or service providers as part of compensation previously approved at a general meeting; (ii) trading involving fixed income securities, when performed by means of transactions with combined repurchase commitments by the seller and resale by the buyer, for settlement on a pre-established date, prior to or equal to the maturity of the securities subject to the transaction, performed with profitability or pre-defined compensation parameters; (iii) trading carried out by financial institutions and legal entities that are members of its economic group, provided that they are carried out in the normal course of its business and within the parameters pre-established in this Policy; and (iv) trading based on individual investment plans, pursuant to the terms regulated in item 7 below. Nevertheless, the forecasted prohibitions must be verified, should it occur, upon subsequent disposal of shares acquired as a result of exercise of the call in accordance with the call plan approved at the general meeting or when it is a grant of shares to directors, employees or service providers as part of compensation previously approved at a general meeting.

◦In accordance with paragraph 1 of article 13 of CVM Resolution 44, for purposes of the prohibition provided in item 5.1. it is assumed that: (i) the person who traded Securities providing material information not yet disclosed made use of such information in said trading;
(ii) direct or indirect Controlling Shareholders, statutory and non-statutory Officers, members of the Board of Directors and the Supervisory Board, members of the Other Company Bodies and the Company itself, with respect to business with Securities of its own issue, have access to all material information not yet disclosed; (iii) the people listed in item “ii” above, as well as those who have a business, professional or trust relationship with the Company, upon having had access to material information not yet disclosed, know that it is Inside Information; (iv) the manager who resigns from the Company having material information and not yet disclosed uses such information if he trades Securities issued by the Company within three (3) months from his resignation; (v) information about mergers, total or partial spin-off, consolidation, conversion, or any manner of corporate reorganization or business combination, change in the Company’s control, including by means of execution, amendment or termination of shareholders’ agreement, decision to cancel the Company’s registration as a publicly-held company or change in the environment or trading segment of the

Exhibit 11.1
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shares issued by the Company, are relevant as from the moment in which studies or analyses related to the matter are started; and (vi) information about judicial or extrajudicial reorganization and bankruptcy applications made by the Company itself is material, as from the moment studies or analysis related to such applications are started.
2.1
2.2The Investor Relations Officer may, regardless of justification or the existence of a Material Act or Fact not yet disclosed, establish "Blocking Periods" in which the Individuals Subject to the Policy may not trade Securities issued by the Company, Subsidiaries and Associated Companies, upon disclosure of a notice in which it shall expressly indicate the initial term of the Blocking Period, provided that the Blocking Period shall continue until a new notice is disclosed expressly stating its final term.

2.2.1The Blocking Periods may extend even after the Material Act or Fact is disclosed to the market, and this complementary restriction must be expressly stated in the release issued by the Investor Relations Officer.

2.2.2The Individuals Subject to the Policy, in any case, shall maintain secrecy about the Blocking Periods.

2.3Disclosure of the Company’s quarterly and annual financial statements: Individuals Subject to the Policy may not trade Securities issued by the Company within a period of fifteen (15) days prior to the disclosure date of the quarterly and annual financial statements, as well as on the day of disclosure, before the information becomes public, regardless of the knowledge, by such persons, of the content of the information contained in the quarterly and annual financial statements. The estimated dates for disclosure of the quarterly and annual financial statements are set forth in the calendar of corporate events, available on the Investor Relations website of the Company and the CVM.

2.3.1Without prejudice to the provisions of item 5.3 above, those who are aware of the contents of the financial statements prior to their disclosure may not trade Securities issued by the Company, its Subsidiaries and its Associated Companies (in these two last cases provided that they are publicly-held companies).

2.4Without prejudice to the provisions in item 5.1 above, until the respective tenders or notices are published, Individuals Subject to the Policy may not trade Securities issued by the Company when it is aware of the decision taken by the competent corporate body to increase or decrease the capital stock, to distribute proceeds (dividends, interest on the stockholders’ equity, stock bonuses) share split or issuing Securities of the Company.

2.5The Company may not acquire shares of its own issuance while the period for the Public Offer for Acquisition of Shares of its own issuance is in progress.

2.6Former Directors and former Non- Statutory Officers that do have removed themselves (or being removed) from their position before a certain Inside Information is made public in relation to the Company’s businesses should refrain from trading Securities issued by the Company: (a) for a period of three (3) months as of the date of official recognition of their removal; or (b) until the disclosure, by the Company, of the Material Act or Fact to the market, whichever occurs first, unless, the Investor Relations Officer, within his attributions and sole discretion, determine the extent of the prohibition of trading, which shall not exceed, in any case, for the individuals mentioned in this item 5.6, the period of three
(3) months referred to in item (a) above.

5.6.1. The abstention referred to in item 5.6 above shall be equally observed by the Company’s former Directors and former Non-Statutory Officers, in any event until the

Exhibit 11.1
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disclosure of the first financial statements (quarterly or annual) whose base date is equal to or later than their dismissal.

6TRADING AND OWNERSHIP REPORT

6.1For the purposes of control and supervision of this Policy, the Company shall be informed of ownership and trading with Securities issued by the Company, by its Parent Companies or Subsidiaries, for:

(a)Directors, members of the Audit Board and any bodies with technical or advisory functions created or that may be created by statutory provision; and

(b)Controlling Shareholders.

6.1.1The persons indicated in sub-item "a" above shall forward the communication referred to in item 6.1 above to the Investor Relations Officer within five (5) days after completion of each business, and/or in the first business day after the investiture in the respective position, by completing a specific form in Annex 2.
6.1.2The persons indicated in sub-item "b" above shall forward the communication referred to in item 6.1 above to the Investor Relations Officer until the last day of each month in which the negotiation took place, by filling out a specific form in Annex 2.
6.1.3The persons referred to in sub-item “a” above” shall also indicate to the Company the Securities that are owned by, directly or indirectly, controlled companies, as well as of the Spouse, Partner or Dependent, to which they are related and the companies directly or indirectly controlled by them, provided that such obligations will be reported by the Company to the extent required under applicable regulations.

6.1.4The persons indicated in sub-item "b" above shall also indicate the trading carried out, directly or indirectly, by themselves and by other individual or legal persons, fund or universality of rights, which act with them representing the same interest.

6.1.5With respect to the persons indicated in sub-item “a” and “b”, for the purposes of item 6.1., the investment, redemption and trading of quotas of investment funds, whose regulation provides that its portfolio of shares is composed exclusively by shares issued by the Company, its Controlling Shareholder, or its Subsidiaries shall be considered equivalent to trading with Securities issued by the Company, its Controlling Shareholder or by its Subsidiaries.

6.1.6The Investor Relations Officer shall report or disclose the information received pursuant to item 6.1 and following of this Chapter to the extent that the Company is required to do so by applicable legislation and regulations, notably pursuant to article 11 of CVM Resolution No. 44/21 and article 30 of the Novo Mercado Regulation, in the manner and term provided therein.

6.1.7Together with the communication delivered on the occasion of investiture in office, a list must be presented containing the name and CNPJ or CPF enrollment number, as the case may be, of the Spouse, Partner or Dependent and companies directly or indirectly controlled by them, and any change in this information must be informed to the Company within fifteen (15) days of its occurrence.

6.2The Individuals Subject to the Policy shall observe, for the purposes of the disclosure of relevant trading, as provided for in article 12 of CVM Resolution No. 44/21, the specific procedures established in the Policy for the Company’s Disclosure of Material Act or Fact.

Exhibit 11.1
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7.INDIVIDUAL INVESTMENT PLANS OR DIVESTITURE

7.1The Individuals Subject to the Policy, or whoever, by virtue of their position, function or title in the Company, its parent company, its Controlled Companies or Associated Companies, has a relationship with a publicly-held company that makes him/her potentially subject to the assumptions described in art. 13, paragraph 1 of CVM Resolution 44/21, may formalize Individual Investment or Divestiture Plans (“Individual Plans”), regulating their trading with shares issued by the Company, pursuant to article 16 of CVM Resolution 44/21, with the purpose of avoiding the enforceability of the assumptions described in item 5.1.2 above.

•The Individual Plans must:

◦be formalized in writing;
◦be verifiable, including with regard to their establishment and the making of any changes to their content;
◦establish, irrevocably, the dates and the values or quantities of the trades to be carried out by the participants; and
◦provide for a minimum period of three (3) months for the plan itself, its eventual changes and cancellation to take effect.

•The Individual Plans may allow trading in the period provided for in item 5.3 above (i.e. referring to the lock-up period in the period prior to the disclosure of financial information) provided that, in addition to the provisions of item 7.2 above:

◦the Company has approved a schedule defining specific dates for disclosure of the quarterly financial information and the annual financial statements; and

◦oblige the participant to revert to the Company any losses avoided or potential gains earned in trading with Securities issued by the Company arising from any change in the dates of disclosure of the quarterly and annual standardized financial statements, determined by reasonable and verifiable criteria defined in the investment plan itself.

•The Securities issued by the Company acquired based on the Individual Investment Plan may not be sold before one hundred and eighty (180) days after the close of the Individual Investment Plan.

•Participants in Individual Plans are prohibited from:

◦maintaining simultaneously more than one Individual Plan; and

◦carrying out any operations that nullify or mitigate the economic achievements of the operations to be determined by the Individual Plan.

7.1.1.COMPANY’S SECURITIES LOANS

•It is prohibited to the Individuals Subject to the Policy, except for those mentioned in item 2.1(b) above (Controlling Shareholders), to perform in the loan market of Securities issued by the Company, either as lenders or borrowers.

7.1.2.LIABILITIES

•Individuals Subject to the Policy. It is the duty of the Individuals Subject to the Policy to, in addition to the other obligations set forth in this Policy:

Exhibit 11.1
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7.1.1.know, have access to and understand this Policy, as well as being fully aware of their respective obligations regarding its application;

7.1.2.maintain confidentiality regarding information related to Material Act or Fact to which they have privileged access, until its disclosure to the market, being strictly forbidden the use of such information with the purpose of earning advantage, for itself or for others, subject to the application of penalties provided by the applicable law and at the Company’s discretion;
•maintain confidentiality regarding information related to quarterly or annual financial statements of the Company due to the position or title they hold to which they have privileged access, until their disclosure to the market, being strictly prohibited the use of such information for the purpose of gaining advantage, for themselves or for others, subject to the application of the penalties provided for in applicable legislation and at Company's discretion;

•ensure that its trusted subordinates and third parties keep confidential information related to a Material Act or Fact responding jointly with them in case of non-compliance;

•ensure that its trusted subordinates and third parties keep confidential information related to quarterly and annual financial statements and do not use them, responding jointly with them in case of non-compliance; and

•subject to the provisions of items 2.2 and 2.3 above, adhere to the Policy by signing the Term of Acceptance or, alternatively, enter into an agreement of confidentiality and non- trading of Securities, as applicable.

◦It is the duty of the Investor Relations Officer to, in addition to the other obligations set forth in this Policy:

•transmit the information with respect to the Securities traded by the Company itself, its Subsidiaries and Associated Companies, by the Controlling Shareholders, Administrators, members of the Audit Board, if any, Statutory Audit Committee and any bodies with technical or consultative functions created by statutory provision, including the information of the persons mentioned in item 6.1.3 above to CVM and, if applicable, to the managing entities of the markets in which the Company’s Securities are admitted for trading. The communication of information shall be made in the form of article 11 of Resolution No. 44/21 and article 30 of the Novo Mercado Regulation, within a maximum period of ten (10) days after the end of the month in which there is a change in the positions held, or in the month in which the investiture in the position of the Directors takes place; and

•administer the present Policy, as well as to transmit to the CVM and/or the Stock Exchange or entities of the organized over-the-counter market in which the Securities issued by the Company are admitted to trading the information received.

▪The Investor Relations Officer, besides the legal and statutory duties inherent to the position, will be responsible for the execution and follow-up of this Policy.

◦It is the duty of the Statutory Board and the Non- Statutory Board, in addition to the other obligations set forth in this Policy, to indicate the employees and third parties who must formally agree to the Policy, as directed by the Investor Relations Department.

Exhibit 11.1
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◦Board of Directors. It is the duty of the statutory board or the Audit Committee, as determined by the Company, in addition to the other obligations set forth in this Policy, to verify, at least every six months, the adherence of the negotiations carried out by the participants of the Individual Plans.

◦Company. It is the duty of the Investor Relations Department to, in addition to the other obligations set forth in this Policy:

•Identify Relevant Employees, who must formally accept this Policy, as well as Suppliers and Service Providers who must sign the confidentiality and non-trading of Securities agreement;
◦formally communicate the terms of this Policy to the Individuals Subject to the Policy, obtaining the respective formal adhesion by signing the Term of Acceptance, which shall be filed at the Company’s headquarters while the person with it maintains a bond, and for five
(5) years at least, after termination of such bonds;

◦maintain at its headquarters, at the disposal of the CVM, an updated list of Individuals Subject to the Policy, as well as of those persons who violate this Policy, and respective qualifications, indicating position or function, address and registration number in the National Register of Legal Entities or in the Register of Individuals;

◦keep control of the monthly movement of shareholding held by the Controlling Shareholders, Directors, members of Other Management Bodies and Relevant Employees;

◦make better efforts to control the movement of Securities of Individuals Subject to the Policy and the Committee.

▪Human Resources Department. It is the duty of the Human Resources Department, in addition to the other obligations set forth in this Policy, act to assist the Investor Relations Department, in order to provide the Terms of Acceptance of Relevant Employees, as well as of the other persons not expressly referred to in the item 2.1. above, and made them available to the Investor Relations Department, be responsible for filing and control of such adhesions, keeping them filed for at least five (5) years.
▪It is the duty of all Relevant Employees to, in addition to the other obligations set forth in this Policy:

◦sign the Term of Acceptance prior to trading with Securities issued by the Company, making it available to the Investor Relations Department for due filing; and

◦subject to the provisions of item 2.3 above, arrange for the signature of the agreement of confidentiality and non-negotiation of Securities, by any persons it identifies as Suppliers and Service Providers, and to deliver said agreement to the Investor Relations Department for filing.

▪Lock-up. It is the duty of the Individuals Subject to the Policy mentioned in items 2.1(c) and 2.1(d) above, in addition to the other obligations set forth in this Policy, to remain for a minimum period of one hundred and eighty (180) days in the ownership of the Securities issued by the Company or referring to them that have been acquired by such individuals.

Exhibit 11.1
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▪The Investor Relations Department shall, further to their other duties, shall be responsible for informing and determining the referral of cases of violation to the Ethics and Conduct Committee Policy, as the case may be, for knowledge and deliberation, according to the item 10.2 below.

9.10 The Company’s Board of Directors, after prior analysis by the Company’s Ethics and Conduct Committee or the Statutory Audit Committee, as the case may be, has the duty to analyze the cases of violation sent or received through the other contact channels made available by the Company, and to deliberate or recommend, when applicable, the disciplinary measures applicable.

◦POLICY VIOLATION

▪Failure to comply with this Policy subjects the offender to disciplinary sanctions, in accordance with the Company’s internal rules, such as guiding, warning, suspension or dismissal for fair cause, according to the seriousness of the infraction, without prejudice to administrative, civil and criminal sanctions applicable.

▪The sanctions mentioned in the item 10.1 above shall be defined as below:

•to the Controlling Shareholders, Directors and members of Other Management Bodies will be applied the sanctions decided by the Company’s Board of Directors, with recommendations from the Ethics and Conduct Committee or the Statutory Audit Committee, as the case may be; and

•to the Relevant Employees will be applied the sanctions deliberated by the Ethics and Conduct Committee.

▪The infraction practiced by any Supplier or Service Provider is to be considered as a contractual default, and the Company may, without any burden, terminate the respective contract and demand payment of the fine established therein, without prejudice to the losses and damages.

▪Any person who is aware of the violation of this Policy shall immediately notify the Investor Relations Department or the Company’s ombudsman, through the contact channels made available by the Company, to take the necessary action.

◦APPROVAL

▪This Policy shall come into force, for an indefinite period, on the date of its approval by the Board of Directors, replacing the Policy previously in force.

▪The Company’s Board of Directors is the Company’s body that has exclusive competence to change, in any event, this Policy.

▪Any amendment to this Policy shall be communicated by the Investor Relations Officer to the CVM and to the Market Management Entities and organized over-the-counter market entity in which the Securities of the Company are or may become to be admitted to trading, as applicable, and the communication shall be accompanied by a copy of the resolution and content of the documents that discipline and integrate the Policy.

Exhibit 11.1
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▪The Individuals Subject to the Policy will be formally informed of the terms of the Board of Directors’ resolution approving the revision or amendment of the Policy.

▪No revision or amendment of this Policy may be approved when pending a Material Act or Fact not yet disclosed.

◦ANNEXES

ANNEX 1 - TERM OF ACCEPTANCE ANNEX 2 - TRADING COMMUNICATION

Exhibit 11.1
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ANNEX 1
TERM OF ACCEPTANCE - INDIVIDUAL SECURITIES TRADING POLICY OF SUZANO S.A. MATERIAL ACT OR FACT DISCLOSURE POLICY OF SUZANO S.A.
By this Term of Acceptance, [name], [qualification], resident and domiciled at [address], registered at CPF/ME under No. [●] and holder of Identity Card No. [●] [issuing body] ("Adhering Party"), acting as [position, role or relationship with the Company] of Suzano S.A., joint-stock company with headquarters at Avenida Professor Magalhães Neto, 1752, 10º andar, salas 1010 e 1011, Pituba, Salvador, State of Bahia, CEP 41810-012, registered at CNPJ/ME under No. 16.404.287/0001-55, with its corporate documents duly filed in the Commercial Registry of the State of Bahia under the Registry (NIRE) 29.300.016.331 ("Company"), fully and unreservedly accept and adhere to the Company’s Securities Trading Policy and the Material Act or Fact Disclosure Policy ("Policies"), declaring to have received complete copy of the Policies and have full knowledge of them, pledging to comply with all its terms and conditions as far as it is applicable.

The acceptance and adhesion of the Adhering Party to the Policies is irrevocable and irreversible, obliging its successors and assigns, in any capacity.

For the Company’s knowledge, this instrument will be filed at its headquarters.

The Adhering Party signs this Term of Acceptance in three (3) counterparts of equal content and form, in the presence of the two (2) undersigned witnesses.
(Place and Date)

[Adhering Party Name]

Witnesses:

Name:    Name:
ID:    ID:
CPF/ME:    CPF/ME:

Exhibit 11.1
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TERM OF ACCEPTANCE - LEGAL PERSON SECURITIES TRADING POLICY OF SUZANO S.A. MATERIAL ACT OR FACT DISCLOSURE POLICY OF SUZANO S.A.
By this Term of Acceptance, [name], [qualification], headquartered at [address], registered at CNPJ/ME under No. [●] and with its corporate documents duly filled at the Commercial Registry of the State of [●] under NIRE [●] in this act represented in accordance with its [Bylaws/Articles of Incorporation] ("Adhering Party"), acting as [relationship with the Company] of Suzano S.A., joint- stock company with headquarters at Avenida Professor Magalhães Neto, 1752, 10º andar, salas 1010 e 1011, Pituba, Salvador, State of Bahia, CEP 41810-012, registered at CNPJ/ME under No. 16.404.287/0001-55, with its corporate documents duly filed in the Commercial Registry of the State of Bahia under the Registry (NIRE) 29.300.016.331 ("Company"), fully and unreservedly adhere to the Company’s Securities Trading Policy and the Material Act or Fact Disclosure Policy ("Policies"), declaring to have received complete copy of the Policies and have full knowledge of them, pledging to comply with all its terms and conditions as far as it is applicable.

The acceptance and adhesion of the Adhering Party to the Policies is irrevocable and irreversible, obliging its successors and assigns, in any capacity.

For the Company’s knowledge, this instrument will be filed at its headquarters.

The Adhering Party signs this Term of Acceptance in three (3) counterparts of equal content and form, in the presence of the two (2) undersigned witnesses.

(Place and Date)

[Adhering Party Name and its representative]

Witnesses:

Name:    Name:
ID:    ID:
CPF/ME:    CPF/ME:

Annex 2

TRADING COMMUNICATION

[name], [qualification], resident and domiciled at [address], registered at CPF/ME under No. [●] and holder of Identity Card No. [●] [issuing body].

Date	Security				Form of Trading	Amount	Price (R$)**	Balance of the Position held before and after trading
	[	Negotiated ticket and/or			[ Private/Organized
	description of the Security.				Market]
		e.g. :	SUZB3	]
* Capitalized terms should have the meaning assigned to them in the Suzano S.A. Securities Trading Policy.
** If trading was made in foreign currency, the price converted into Brazilian Reais according to the closing value of the trading day must be indicated.

[Place and Date]

[Adhering Party Name and its representative]